                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                       and


                               HEXCEL CORPORATION



                                 NOTE AGREEMENT


                           Dated as of October 1, 1988


                       RE: $30,000,000 10.12% Senior Notes
                               Due October 1, 1998

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

  SECTION                             HEADING                               PAGE

  1. DESCRIPTION OF NOTES AND COMMITMENT. . . . . . . . . . . . . . . . . .    1

     1.1.  Description of Notes . . . . . . . . . . . . . . . . . . . . . .    1
     1.2.  Commitment, Closing Date . . . . . . . . . . . . . . . . . . . .    1

  2. REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     2.1.  Representations of the Company . . . . . . . . . . . . . . . . .    2
     2.2.  Representations of the Purchaser . . . . . . . . . . . . . . . .    2

  3. CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    3

     3.1.  Closing Certificate. . . . . . . . . . . . . . . . . . . . . . .    3
     3.2.  Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . .    3
     3.3.  Satisfactory Proceedings . . . . . . . . . . . . . . . . . . . .    3
     3.4.  Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . .    3

  4. COMPANY COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .    3

     4.1.  Corporate Existence, etc . . . . . . . . . . . . . . . . . . . .    3
     4.2.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     4.3.  Taxes, Claims for Labor and Materials, Compliance with Laws. . .    4
     4.4.  Maintenance, Etc . . . . . . . . . . . . . . . . . . . . . . . .    4
     4.5.  Nature of Business . . . . . . . . . . . . . . . . . . . . . . .    4
     4.6.  Consolidated Tangible Net Worth. . . . . . . . . . . . . . . . .    4
     4.7.  Limitations on Indebtedness. . . . . . . . . . . . . . . . . . .    5
     4.8.  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . .    6
     4.9.  Restricted Payments. . . . . . . . . . . . . . . . . . . . . . .    7
     4.10. Limitation on Long-Term Leases, Sale and Leasebacks. . . . . . .    9
     4.11. Mergers, Consolidations and Sales of Assets. . . . . . . . . . .    9
     4.12. Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     4.13. Repurchase of Notes. . . . . . . . . . . . . . . . . . . . . . .   11
     4.14. Transactions with Affiliates . . . . . . . . . . . . . . . . . .   11
     4.15. Termination of Pension Plans . . . . . . . . . . . . . . . . . .   11
     4.16. Reports and Rights of Inspection . . . . . . . . . . . . . . . .   11
     4.17. Mandatory Prepayment Upon Disposition of Assets. . . . . . . . .   15

  5. EVENTS OF DEFAULT AND REMEDIES THEREFOR. . . . . . . . . . . . . . . .   15

     5.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . .   15
     5.2.  Notice to Holders. . . . . . . . . . . . . . . . . . . . . . . .   17

  SECTION                             HEADING                               PAGE

     5.3.  Acceleration of Maturities. . . . . . . . . . . . . . . . . . . .  17
     5.4.  Rescission of Acceleration. . . . . . . . . . . . . . . . . . . .  17

  6. AMENDMENTS, WAIVERS AND CONSENTS. . . . . . . . . . . . . . . . . . . .  18

     6.1.  Consent Required. . . . . . . . . . . . . . . . . . . . . . . . .  18
     6.2.  Effect of Amendment or Waiver . . . . . . . . . . . . . . . . . .  18

  7. INTERPRETATION OF AGREEMENT; DEFINITIONS. . . . . . . . . . . . . . . .  18

     7.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     7.2.  Accounting Principles . . . . . . . . . . . . . . . . . . . . . .  26
     7.3.  Directly or Indirectly. . . . . . . . . . . . . . . . . . . . . .  26

  8. MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

     8.1.  Registered Notes. . . . . . . . . . . . . . . . . . . . . . . . .  26
     8.2.  Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.3.  Loss, Theft, etc. of Notes. . . . . . . . . . . . . . . . . . . .  27
     8.4.  Expenses, Stamp Tax Indemnity . . . . . . . . . . . . . . . . . .  27
     8.5.  Direct Payment. . . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.6.  Powers-and Rights Not Waived; Remedies Cumulative . . . . . . . .  28
     8.7.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     8.8.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .  28
     8.9.  Survival of Covenants and Representations . . . . . . . . . . . .  29
     8.10. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     8.11. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     8.12. Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

  Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I     -  Name and Address of Purchaser

Exhibit A      -  Form of 10.12% Senior Note

Exhibit B      -  Closing Certificate of the Company

Exhibit C      -  Description of Special Counsel's Closing Opinion

Exhibit D      -  Description of Closing Opinion of Counsel to the Company

Exhibit E      -  Subordination Provisions Applicable to Subordinated Funded
                  Debt

                               HEXCEL CORPORATION
                             11555 Dublin Boulevard
                            Dublin, California 94568


                                 NOTE AGREEMENT

                      Re:  $30,000,000 10.12% Senior Notes
                               Due October 1, 1998

                                                                    Dated as  of
                                                                 October 1, 1988


Principal Mutual Life
 Insurance Company
711 High Street
Des Moines, Iowa 50309
Attention: Investment Department, Securities Division

Gentlemen:

     The undersigned, HEXCEL CORPORATION, a Delaware corporation (the "COMPANY"), agrees with you as follows:

SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.

          1.1. DESCRIPTION OF NOTES. The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its 10.12% Senior Notes (the "NOTES") to be dated the date of issue, to bear interest from such date at the rate of 10.12% per annum, payable semiannually on the first day of each April and October in each year (commencing April 1, 1989) and at maturity and to bear interest on overdue principal and (to the extent legally enforceable) on any overdue installment of interest at the rate of 12.12% per annum after maturity, whether by acceleration or otherwise, until paid, to be expressed to mature on October 1, 1998, and to be substantially in the form attached hereto as Exhibit
A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their maturity. The term "NOTES" as used herein shall include each Note delivered pursuant to this Agreement. You are hereinafter sometimes referred to as the "PURCHASER."

          1.2. COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, the entire issue of the Notes at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

          Delivery of the Notes will be made at the offices of the Company set forth on the first page of this Agreement, against payment therefor in Federal or other funds current and immediately available at the principal office of Wells Fargo Bank, San Francisco Main (ABA Routing No. 121-000-2481 for the account of the Company (Account No. 4001-173400) in the amount of the purchase price at 10:00 A.M., San Francisco, California time, on October 28, 1988 or such earlier date as the Company shall specify by not less than five business days' prior written notice to you (the "CLOSING DATE"). The Notes delivered to you on the Closing Date will be delivered to you in the form of two registered Notes in the amounts of $3,000,000 and $27,000,000, respectively, for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee as you may specify and in substantially the form attached hereto as Exhibit A, all as you may specify at any time prior to the date fixed for delivery.

SECTION 2. REPRESENTATIONS.

          2.1. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that all representations set forth in the form of certificate attached hereto as Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

          2.2. REPRESENTATIONS OF THE PURCHASER. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the resale work distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; PROVIDED that the disposition of your property shall at all times be and remain within your control. You further represent as to the source of funds being used by you to acquire the Notes that either: (i) such funds do not constitute assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, or (ii) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by you, you have disclosed in writing to the Company the names of each employee benefit plan whose assets in such account exceed five percent of the total assets or are expected to exceed five percent of the total assets of such account as of the Closing Date (for the purposes of this clause (ii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this Section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974. In addition, you acknowledge that the Notes shall contain a legend similar in effect to the legend set forth in Exhibit A.

SECTION 3. CLOSING CONDITIONS.

          Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          3.1. CLOSING CERTIFICATE. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company substantially in the form attached hereto as Exhibit B, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you.

          3.2. LEGAL OPINIONS. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from John F. O'Flaherty, Esq., Vice President and Chief Counsel for the Company and Wendel, Rosen, Black, Dean & Levitan, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

          3.3. SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

          3.4. WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in this Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 3 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this
Section 3.4 shall operate to relieve the Company of any of its obligations here-under or to waive any of your rights against the Company.

SECTION 4. COMPANY COVENANTS.

          From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

          4.1. CORPORATE EXISTENCE, ETC. (a) The Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence, PROVIDED that the foregoing shall not prevent any transaction permitted by Section 4.11.

           (b) The Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, all material licenses and permits necessary to the proper conduct of the continuing business of the Company and its Restricted Subsidiaries.

          4.2. INSURANCE. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

          4.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, respectively, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge (not permitted by Section 4.8) upon any property of the Company or such Restricted Subsidiary, respectively; PROVIDED the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent during such actions or proceedings the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable.jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any lien or charge upon any property of the Company or any Subsidiary, which property is material to the properties, business, prospects, profits or condition of the Company and its Subsidiaries.

          4.4. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          4.5. NATURE OF BUSINESS. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement. For purposes of this Agreement, the "general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement" is the manufacture and development of any or all of the following: structural products, chemicals or resins and/or products sold by the Company primarily to the defense or aerospace industries.

          4.6. CONSOLIDATED TANGIBLE NET WORTH. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than $65,000,000.

          4.7. LIMITATIONS ON INDEBTEDNESS.

          (a) The Company will not and will not permit any Restricted Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

          (1)  the Notes;

          (2) Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of June 30, 1988;

          (3) Unsecured Funded Debt of the Company and Funded Debt of the Company and its Restricted Subsidiaries secured by liens permitted by
     Section 4.8 PROVIDED that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

               (i) Consolidated Senior Funded Debt shall not exceed 55% of Total Capitalization, and

               (ii) Consolidated Funded Debt shall not exceed 66.7% of Total Capitalization, and

               (iii) in the case of the issuance of any Funded Debt of the Company or a Restricted Subsidiary secured by liens permitted by
          Section 4.8(i), the aggregate amount of all Funded Debt secured by liens permitted by Section 4.8(f), (g), (h) and (i) shall not exceed 10% of Consolidated Net Tangible Assets;

          (4) Unsecured Current Debt of the Company, PROVIDED that the Company shall not have Current Debt outstanding on any date unless during the immediately preceding 12 months there shall have been a period of 30 consecutive days on each day of which the largest unpaid principal amount of all Consolidated Current Debt outstanding on such day could have been issued or incurred as Senior Funded Debt of the Company on such day within the limitations of Section 4.7(a)(3) (and the unpaid principal amount of all such Current Debt outstanding at any time during such 30-day period shall be deemed to be, and shall be included in all computations of, Consolidated Senior Funded Debt outstanding during such 30-day period); and

          (5) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary.

          (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 4.7 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

          (c) The renewal, refinancing, extension or refunding of any Indebtedness shall constitute the issuance of additional Indebtedness, which is, in turn, subject to the limitations of the applicable provisions of this Section 4.7, PROVIDED HOWEVER, that the renewal, refinancing, extension or refunding of such Indebtedness issued in accordance with the limitations of Section 4.7(a)(2) or Section 4.7(b) without increase in principal amount shall not constitute the issuance of additional Indebtedness for purposes of this Section 4.7.

          4.8. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, PROVIDED that payment thereof is not at the time required by
     Section 4.3;

          (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) mortgages, liens or security interests securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (f) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) existing as of June 30, 1988, securing Funded Debt of the Company or any Restricted Subsidiary outstanding on such date;

          (g) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof given to secure the payment of the purchase or construction price incurred in connection with the acquisition or construction of fixed assets (whether real or personal) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that (i) the lien or charge shall attach solely to the property acquired, constructed or purchased, (ii) the lien or charge shall be created contemporaneously with, or within 120 days after, such acquisition or completion of construction, and (iii) at the time of acquisition of such fixed asset or completion of construction, the principal amount of Indebtedness so secured shall not exceed an amount equal to the lesser of (x) the total purchase price or construction cost, and (y) the fair market value at the time of acquisition of, or the completion of the construction of, such fixed asset (as determined in good faith by the Board of Directors of the Company);

          (h) any extension, renewal or replacement of any lien permitted by the foregoing paragraphs (f) and (g) in respect of the same property theretofore subject to such lien, which is made in connection with the extension, renewal or refunding (without increase in principal amount) of the Indebtedness secured thereby; and

          (i) other liens, so long as the total amount of Indebtedness of the Company and its Restricted Subsidiaries which is secured by liens permitted by paragraphs (f), (g) and (h) and this paragraph (i) of this Section 4.8 does not exceed 10% of Consolidated Net Tangible Assets.

          4.9. RESTRICTED PAYMENTS. The Company will not except as hereinafter provided:

          (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

          (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, other than payment of cash in consideration for the surrender of an unexercised option by any beneficiary under the provisions of the Company's 1988 Stock Option Plan as such provisions were in effect as of the date hereof without any amendment or modification, other than any amendment or modification of such Plan in ministerial or administrative respects or to conform with changes in law or governmental regulation, SO long as the effect of such amendment or modification does not include either (i) an increase in the number of shares subject to such Plan, or (ii) an increase in the consideration payable for the surrender of an unexercised option by any beneficiary under such Plan (it being understood that the authorization by the Company of shares of common stock for issuance upon the exercise of options outstanding under such Plan as presently in effect shall not be deemed to be an amendment or modification of such Plan); or

          (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

          (d) Make any prepayment of the principal of any Subordinated Funded Debt, other than required or mandatory prepayments in accordance with the ,terms of any Subordinated Funded Debt as in effect as of the date of the original issuance or incurrence thereof; or

          (e) Make or permit any Restricted Subsidiary to make any Restricted Investment;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions and Restricted Investments being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after June 30, 1988 to and including the date of the making of the Restricted Payment in question, would exceed the sum of:

          (i)   $20,000,000; plus

          (ii) 100% of Consolidated Net Income computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit); plus

          (iii) the net cash proceeds received by the Company for the issuance or sale during such period (other than to the Company or a Restricted Subsidiary) of shares of capital stock of the Company or warrants, rights or options to purchase shares of capital stock of the Company; plus

          (iv) the net cash proceeds from the issuance and sale during such period of Subordinated Funded Debt; plus

          (v) the net cash proceeds from sales or repayments during such period of any Restricted Investment to the extent of the amount charged as a Restricted Investment when the same was originally made.

          The Company will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

          For the purposes of this Section 4.9, the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

          4.10. LIMITATION ON LONG-TERM LEASES, SALE AND LEASEBACKS.

          (a) The Company will not and will not permit any Restricted Sub-sidiary to become obligated, as lessee, under any Long-Term Lease if at the time of entering into any such Long-Term Lease and after giving effect thereto, the aggregate Rentals payable by the Company and all of its Restricted Subsidiaries on a consolidated basis in any one fiscal year thereafter under all Long-Term Leases would exceed 5% of Consolidated Net Tangible Assets.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property owned by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and thereupon the Company or any Restricted Subsidiary shall lease or intend to lease, as lessee, the same property unless (i) the property was owned by the Company or such Restricted Subsidiary for a period not exceeding 12 months, or (ii) the property consists of real property on which substantial fixed improvements have been constructed within the 12 months prior to the date of such transfer, regardless of the period such real property was owned by the Company or such Restricted Subsidiary prior to such date.

          4.11. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

          (a) MERGER, CONSOLIDATION AND SALE OF ALL OR SUBSTANTIALLY ALL ASSETS. Neither the Company nor any Restricted Subsidiary will (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it where such consolidation or merger involves all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries (except that a Restricted Subsidiary may consolidate with or merge into the Company or another Restricted Subsidiary) or (ii) sell all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any other Person (except that a Restricted Subsidiary may sell to the Company or another Restricted Subsidiary); PROVIDED that the foregoing restriction does not apply to the merger or consolidation of the Company and its Restricted Subsidiaries with another corporation or the sale of all or substantially all of its assets to another Person so long as:

          (i) the Person which results from such merger or consolidation or to which the Company has sold such assets (the "SURVIVOR") is organized under the laws of the United States or a jurisdiction thereof;

          (ii) if the Company is not the survivor, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly and unconditionally assumed in writing by the survivor;

          (iii) if the Company is not the survivor, said survivor shall have delivered to each holder an opinion of counsel reasonably satisfactory to the holder or holders of 66-2/3% or more in aggregate principal amount of the Notes at the time outstanding, to the effect that:

               (x) the survivor is a duly incorporated or created and validly existing corporation or entity in good standing under the laws of its state of incorporation or creation and has all requisite power and authority to assume the obligations under the Notes and this Agreement; and

               (y) the assumption by the survivor of the obligations of the Company under the Notes and this Agreement has been duly authorized by all necessary corporate or entity action on the part of the survivor (including any action by the stockholders or equity holders of the survivor required by law, by the charter documents or By-Laws of the survivor, or otherwise), has been duly executed and delivered by the survivor, and is a legal, valid and binding obligation of the survivor subject to normal conditions relating to remedies;

          (iv) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist; and

          (v) immediately after giving effect to such consolidation, merger, sale or transfer of the assets of the Company as an entirety, the. survivor would be permitted to incur at least $1.00 of additional Senior Funded Debt under the provisions of Section 4.7(a)(3) hereof.

          (b) ISSUANCE OR SALE OF STOCK BY RESTRICTED SUBSIDIARY. The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 4.11, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

          (c) SALE BY COMPANY OF STOCK IN RESTRICTED SUBSIDIARY. The Company will not sell, transfer or otherwise dispose of any shares of stock in any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

          (i) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

          (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

          (iii) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; and

          (iv) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of.

          Sales or other realization on delinquent receivables shall not be included in any computation of sales or other dispositions hereunder.

          4.12. GUARANTIES. The Company will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except Guaranties made by the Company which are limited in amount to a stated maximum dollar exposure and included in Current Debt or Consolidated Senior Funded Debt.

          4.13. REPURCHASE OF NOTES. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon.the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

          4.14. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms not less favorable to the Company or such Restricted Subsidiary than would prevail in a comparable arm's-length transaction with a Person other than an Affiliate.

          4.15. TERMINATION OF PENSION PLANS. The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a lien on any property of the Company or any Subsidiary pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974, as amended.

          4.16. REPORTS AND RIGHTS OF INSPECTION. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted principles of accounting consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section 4.16 and concurred in by the independent public accountants referred to in Section 4.16(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other institutional holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, a copy of:

               (1) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,

               (2) consolidated and consolidating statements of income and retained earnings of the Company and its Restricted Subsidiaries for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

               (3) consolidated and consolidating statements of changes in financial position of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Company;

          (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, a copy of:

               (1) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year,and

               (2) consolidated and consolidating statements of income and retained earnings and changes in financial position of the Company and its Restricted Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Company and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary;

          (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and, upon your request or that of any Institutional Holder, copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

          (e) REQUESTED INFORMATION. With reasonable promptness, such other data and information as you or any such institutional holder may reasonably request;

          (f) OFFICERS' CERTIFICATES. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 4.6 through Section 4.11, inclusive, at the end of the period covered by the financial statements then being furnished, (ii) whether there existed any Excess Disposition Amount as at the end of the fiscal quarter of the Company then most recently ended and, if so, specifying the same, (iii) if there existed any Excess Disposition Amount as at the end of any of the four last fisc!al quarters of the Company, the Reinvestment Amount as at the end of the fiscal quarter of the Company then most recently ended, (iv) whether the holders of the Notes then have the right to require the prepayment of the Notes pursuant to the provisions of Section 4.17, and (v) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (g) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

          (h) UNRESTRICTED SUBSIDIARIES. If the same are otherwise available, within the respective periods provided in paragraph (b) above, financial statements of the character and for the dates and periods as in said paragraph (b) provided covering the Unrestricted Subsidiaries (or groups of Unrestricted Subsidiaries on a consolidated basis); and

          (i) ERISA. Promptly upon becoming aware of the occurrence of any (i) "reportable event", as such term is defined in Section 40,13 of ERISA, as to which the 30-day notice requirement to the Pension Benefit Guaranty Corporation has not been waived by regulation, or (ii) "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any pension plan or any trust created thereunder but in no event later than 30 days after the receipt of any notice of any such event or prohibited transaction described above, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or by the Pension Benefit Guaranty Corporation with respect thereto;

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such holder may designate) to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers reasonably necessary to establish compliance with this Agreement, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes.said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.

          Notwithstanding the above, all such visits, inspections, examinations, copies and extracts, and discussions are subject to the Company's receipt of any necessary national security or customer confidentiality clearances (which the Company agrees to use its best efforts to obtain). It is understood and agreed that all information which is furnished to, or obtained by, you or any holder of the Notes pursuant to this Section 4.16 shall be treated as confidential and in accordance with the clearances described in the preceding sentence and you and such other holder will use your best efforts (consistent with established procedures among Institutional Holders of privately placed debt such as the Notes) to maintain the confidential nature of any such information so furnished unless and until such information has been made generally available to the public, but nothing herein contained shall limit the right of any party to disclose such information to appropriate regulatory authorities, attorneys and accountants who would ordinarily have access to such information in the normal course of business, and to any prospective purchaser, securities broker or dealer or investment banker in connection with the resale or proposed resale by you or such Holder of any portion of the Notes who shall agree to accept such information subject to the provisions of Section 4.16 (you hereby agree to use your best efforts to inform the Company as soon as possible of the identity of any such person to whom any such confidential information is disclosed) and to the National Association of insurance Commissioners; and PROVIDED FURTHER that you shall not be liable to the Company or to any other Person for damages for any failure by you, despite your best efforts so to do, to comply with this
Section 4.16.

     4.17. MANDATORY PREPAYMENT UPON DISPOSITION OF ASSETS. In the event that the Reinvestment Amount as at the end of any fiscal quarter of the Company shall not be equal to or greater than the Excess Disposition Amount as at the end of the Four-Quarter Period ended 12 months prior to the end of such fiscal quarter, each holder of a Note shall have the right, by written notice to the Company, to require the prepayment of such Note on such date (which shall be no less than 30 nor more than 60 days after the date of such notice) as may be specified in such notice, and the entire principal amount of such Note, together with accrued interest thereon but without premium, shall thereupon become due and payable on the date so specified without further notice, demand or presentment. Such notice may be given at any time during the period beginning with the end of such fiscal quarter and ending 90 days after such holder shall have received written notice from the Company stating that such holder then has the right to require the prepayment of the Notes held by such holder pursuant to this Section. The Company will provide each holder of a Note with written notice of the exercise by any other holder of its right to require a prepayment pursuant to the provisions of this Section within five business days after receipt by the Company of the notice from such other holder exercising such right.

SECTION 5. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     5.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than fifteen days; or

          (b) Default shall occur in the payment of the principal of any Note at the expressed or any accelerated maturity date or in the making of any required prepayment of the Notes as provided in Section 4.17; or

          (c) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company or any Restricted Subsidiary for borrowed money aggregating $2,000,000 or more in outstanding principal amount, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and (i) such default shall continue beyond the period of grace, if any, allowed with respect thereto, provided, that the Company shall not be in default in the circumstances described in this clause (i) of this paragraph (c) if (x) the Company or such Restricted Subsidiary is contesting the claim that such default has occurred and such contest is being made by the Company or such Restricted Subsidiary in good faith, all as evidenced by a written certificate signed by the President, any Vice President or Chief Financial Officer of the Company delivered to the holders of the Notes, and (y) the Company or such Restricted Subsidiary continues to diligently pursue its claim that such default has not occurred or (ii) the effect of such default is to cause the maturity of such indebtedness to be accelerated; or

          (d) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness aggregating $2,000,000 or more in outstanding principal amount of the Company or any Restricted Subsidiary for borrowed money may be issued and
     (i) such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary outstanding thereunder; PROVIDED, that the Company shall not be in default in the circumstances described in this clause (i) of this paragraph (d) if (x) the Company or such Restricted Subsidiary is contesting the claim that any default or other such event has occurred and such contest is being made by the Company or such Restricted Subsidiary in good faith, all as evidenced by a written certificate signed by the President, any Vice President or Chief Financial Officer of the Company delivered to the holders of the Notes, and (y) the Company or such Restricted Subsidiary continues to diligently pursue its claim that the default or other such event has not occurred or (ii) the effect of such default is to cause the maturity of such Indebtedness to be accelerated; or

          (e) (i) Default shall occur in the observance or performance of any covenant or agreement contained in Section 4.1(a), 4.5 or 4.7 through 4.13, or 4.17 hereof or (ii) default shall occur in the observance by the Company of the provisions of Section 4.16(f) and such default shall continue for 30 days; or

          (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after notice thereof to the Company by the holder of any Note; or

          (g) If any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (h) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

          (i) A custodian, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

          (j) Final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or, unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

          (k) Bankruptcy, reorganization, arrangement or insolvency proceed-ings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     5.2. NOTICE TO HOLDERS. When any Event of Default described in the foregoing SECTION 5.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all holders of the Notes then outstanding, such notice to be in writing and sent by registered or certified mail or by telegram.

     5.3. ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a) or (b) of SECTION 5.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (c) through (j), inclusive, of said SECTION 5.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, try notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k) of SECTION 5.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, a premium equal to the then applicable Make-Whole Premium Amount. No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     5.4. RESCISSION OF ACCELERATION. The provisions of SECTION 5.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (j), inclusive, of SECTION 5.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, PROVIDED that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal or interest on the Notes which has become due and payable solely by reason of such declaration under SECTION 5.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SECTION 6.1;

and PROVIDED FURTHER, that no such rescission and annulment shall Extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6. AMENDMENTS, WAIVERS AND CONSENTS.

     6.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of this SECTION 6 or SECTION 5.

     6.2. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 7. INTERPRETATION OF AGREEMENT; DEFINITIONS.

     7.1. DEFINITIONS.     Unless the context otherwise requires, the terms
hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "ADJUSTED EXTENSION OF CREDIT" shall mean any extension of credit granted in the ordinary course of business by the Company to an Unrestricted Subsidiary in the event that (i) the Company or any Restricted Subsidiary shall ship its product to its customer or to such Unrestricted Subsidiary based on an order received from any Person (other than the Company or any Subsidiary) and (ii) such Unrestricted Subsidiary acts as a distributor or a collection agent or in a similar capacity for and on behalf of the Company or such Restricted Subsidiary.

     "AFFILIATE" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or
(iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "CAPITALIZED LEASE" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

     "CAPITALIZED RENTALS" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Restricted Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Restricted Subsidiaries.

     "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b)  the proceeds of any life insurance policy;

          (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date or such acquisition;

          (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary to the extent realized by such other corporations prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary; and

          (k) any gain arising from or represented by items which would in accordance with generally accepted accounting principles require separate treatment or classification in the preparation of the Company's financial statements as extraordinary items.

     "CONSOLIDATED NET TANGIBLE ASSETS" shall mean as of the date of any determination thereof the total amount of all Tangible Assets after deducting all investments in and loans, advances and extensions of credit (other than Adjusted Extensions of Credit) to Unrestricted Subsidiaries (valued at the book value thereof), all Restricted Investments (valued at the book value thereof), any reappraisal, revaluation or writeup of fixed assets after June 30, 1988, any currency translation adjustment and all items which in accordance with generally accepted accounting principles would be included on the liability and stockholders' equity side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class (including paid-in capital), surplus (including retained earnings), Funded Debt and Minority Interests.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of the date of any determination thereof, Consolidated Net Tangible Assets less all outstanding Funded Debt, deferred income taxes, deferred investment tax credits and Minority Interests, all determined in accordance with generally accepted accounting principles consolidating the Company and its Restricted Subsidiaries.

     "CURRENT DEBT" as of the date of any determination hereof shall mean (i) all Indebtedness for borrowed money other than Funded Debt and (ii) Guaranties of Current Debt of others.

     "DEFAULT" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in SECTION 5.1.

     "EXCESS DISPOSITION AMOUNT" as at the end of any Four Quarter Period shall mean the amount by which (i) the aggregate book value of or allocated to fixed assets sold, leased, transferred or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business or in any consolidation or merger permitted by SECTION 4.11(a)) during such Four-Quarter Period exceeds (ii) 10% of Consolidated Net Tangible Assets determined as at the end of such Four Quarter Period.

     "FOUR-QUARTER PERIOD" shall mean a period of four full, consecutive quarter annual fiscal periods, taken together as one accounting period.

     "FUNDED DEBT" of any Person shall mean (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including the Notes, and including, in any computation of the amount of Funded Debt outstanding as of any date, all payments in respect of any Funded Debt that are required to be Trade within one year from such date of determination of Funded Debt, (ii) all Capitalized Rentals, and (iii) all Guaranties of Funded Debt of others. "CONSOLIDATED" when used as a prefix to any Funded Debt shall mean the aggregate amount of all such Funded Debt of the Company and its Restricted Subsidiaries on a consolidated basis eliminating intercompany items.

     "GUARANTIES" by any Person shall mean ail obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance. sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (iv) Capitalized Rentals under any Capitalized Lease. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

     "INSTITUTIONAL HOLDER" shall mean any bank, trust company, insurance company, pension fund, mutual fund or similar institutional investor.

     "LONG-TERM LEASE" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "MAKE-WHOLE PREMIUM AMOUNT" shall mean at any time with respect to Notes being paid as a result of the existence of an Event of Default, to the extent that the Treasury Rate at such time is lower than the original yield to maturity on the Notes, the excess of (a) the net present value of the originally scheduled principal and interest payments to become due on the Notes to be prepaid, discounted at a rate which is equal to the Treasury Rate over (b) the aggregate principal amount of the Notes plus accrued interest then to be paid or prepaid. To the extent that the Treasury Rate at the time of such payment is equal to or higher than 10.12%, the Make-Whole Premium Amount is zero.

     "MINORITY INTERESTS" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "REINVESTMENT AMOUNT" as at the date of the end of any fiscal quarter of the Company shall mean the aggregate amount of capital expenditures for or allocated to fixed assets to be used in the business of the Company and its Restricted Subsidiaries made by the Company and its Restricted Subsidiaries during the period of four consecutive fiscal quarters ending with such date.
The Company may, for purposes of any determination of "REINVESTMENT AMOUNT," elect to treat any capital expenditure equal to or greater than 5% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as at the end of its fiscal quarter most recently ending prior to the actual date of such capital expenditure as having occurred on any date within six months after the actual date of such expenditure. Such election shall be made by designating the date on which such capital expenditure (specifying the same) shall be deemed to have been made, such written notice to be given by the Company to the holders of the Notes on or before the date of delivery of the certificate of a financial officer of the Company responsive to the requirements of Section 4.16(f) in respect of the fiscal quarter in which such capital expenditure was actually made. Upon the giving of such notice, such capital expenditure shall be deemed to have been made on the date so designated for purposes of any determination of Reinvestment Amount, including any determination for the fiscal quarter within which the actual expenditure was made.

     "RENTALS" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called, "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "RESTRICTED INVESTMENTS" shall mean all investments made by the Company or a Restricted Subsidiary except as follows:

          (a) investments, loans and advances by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Restricted Subsidiary;

          (b) investments in commercial paper maturing in 270 days or less from the date or issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is rated at least "A2" by Standard & Poor's Corporation or "P2" by Moody's Investors Services, Inc. or a similar rating by any other nationally recognized credit rating agency of similar standing;

          (c) investments in direct obligations of the United States of America, any state thereof or any agency thereof, maturing in twelve months or less from the date of acquisition thereof;

          (d) investments in readily-marketable general obligation indebtedness. of any state or municipality which obligations at all times are accorded a rating of "A" or better by Standard & Poor's Corporation or "A" or better by Moody's Investors Service, Inc. and mature not later than one year after the date of acquisition thereof;

          (e) investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000;

          (f) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;

          (g) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries; and

          (h) investments in readily marketable securities (other than common stock or its equivalent) of any corporation organized under the laws of the United States or any state thereof, which at all times is accorded a rating of at least "AA" or better by Standard & Poor's Corporation or any other nationally recognized credit rating agency of similar standing.

          In valuing any investments, loans or advances for the purpose of applying the limitations pertaining to Restricted Investments, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein.

          For purposes of this definition, at any time when a corporation becomes a Restricted Subsidiary, all investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

          "RESTRICTED PAYMENTS" is defined in Section 4.9.

          "RESTRICTED SUBSIDIARY" shall mean any Subsidiary (a) which is organized under the laws of any State of the United States, the Dominion of Canada or any Province of Canada; (b) which conducts substantially all of its business and has substantially all of its assets within the United States or the Dominion of Canada; (c) of which more than 80% (by number of votes) of the Voting Stock is at all times owned by the Company and/or one or more Restricted Subsidiaries; and (d) which has been designated as a Restricted Subsidiary (i) in the Closing Certificate delivered by the Company on the Closing Date hereunder pursuant to the requirements of Section 3.1 or (ii) by the Company by written notice executed by the President, any Vice President or the Treasurer and furnished to each holder of outstanding Notes. Any restricted Subsidiary may be designated as an Unrestricted Subsidiary by the Company by written notice executed as aforesaid and furnished to each holder of outstanding Notes PROVIDED THAT (x) at the time of such designation such Restricted Subsidiary neither owns directly or indirectly any Funded Debt or capital stock of any other Restricted Subsidiary and (y) after giving effect to such designation (1) the Company could incur at least $1.00 of additional Funded Debt under the limitations of Section 4.7(a)(3) and (2) no Default or Event of Default shall exist, PROVIDED, HOWEVER, that the Company may not thereafter redesignate such Unrestricted Subsidiary as a Restricted Subsidiary.

          "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          "SENIOR FUNDED DEBT" shall mean all Funded Debt which by its terms is not subordinated in right of payment to the Notes.

          "SUBORDINATED FUNDED DEBT" shall mean the 7% Convertible Subordinated Debentures due 2011 and all unsecured Funded Debt of the Company which shall provide for no mandatory reduction in principal thereof (including any prepayment of principal at the option of the holder of such Debt) prior to October 1, 1998 and which shall contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit E attached hereto or such other provisions as may be approved in writing by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding Notes.

          The term "SUBSIDIARY" shall mean, as to any particular, parent corporation, any corporation of which more than 50% (by number of votes) of tile Voting Stock shall be owned or controlled by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "SUBSIDIARY" shall mean a subsidiary of the Company.

          "TANGIBLE ASSETS" shall mean as of the date of any determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles.

          "TOTAL CAPITALIZATION" shall mean, as of any date of determination thereof, the sum of: (a) Consolidated Funded Debt then outstanding, plus (b) the capital stock (including paid-in-capital) accounts, net of treasury shares, plus (or minus in the case of a deficit) the retained earnings accounts of the Company and its Restricted Subsidiaries but excluding any cumulative currency translation adjustment, all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "TREASURY RATE" means, at any time with respect to any Note, the arithmetic average of the weekly average yields for actively traded, marketable United States Treasury fixed interest rate obligations (as compiled by and published in the issue of the United States Federal Reserve Board Statistical Release H.15 (519) most recently published, prior to the date of acceleration due to the existence of an Event of Default), with constant maturities most closely approximating the Weighted Average Life to Maturity of the Notes at the time of determination. If at any time of determination of the Treasury Rate, the Federal Reserve Board shah have ceased to publish Statistical Release H.15
(519), the Treasury Rate shall be determined by reference to any comparable release of the Federal Reserve Board substituted therefor or, if the Federal Reserve Board shall not then be publishing such a comparable release, by reference to any official publication or release of any other United States governmental department or agency that purports to set forth weekly average yields to maturity of United States Treasury fixed interest rate obligations with a constant maturity in accordance with the criteria set forth in an attachment to Federal Reserve Board Statistical Release G.13, dated February 2, 1977, or such other criteria as may, from time to time, be adopted by such department or agency.

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary which is not a Restricted Subsidiary.

          "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing Similar functions).

          "WEIGHTED AVERAGE LIFE TO MATURITY" with respect to the Notes means, as at the time of determination, the number of years obtained by dividing the then Remaining Dollar-years of the Notes by the outstanding principal amount of the Notes. The term "Remaining Dollar-years" of the Notes means the product obtained by (1) multiplying (A) the amount of each then remaining required principal repayment (including repayment at final maturity), by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between the time of determination and the date such required repayment is due, and (2) totaling all the products obtained in (1).

          "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

          7.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          7.3. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 8. MISCELLANEOUS.

          8.1. REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

          At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

          The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this
Agreement.   Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

          8.2. EXCHANGE OF NOTES. At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 8.1, this Section 8.2 or Section 8.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $5,000,000 (or the entire principal amount of such Note, if the principal amount of the Note owned by such holder shall be less than $5,000,000) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge, imposed upon such exchange or transfer.

          8.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchase or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

          8.4. EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and so long as you hold any of the Notes, all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

          8.5. DIRECT PAYMENT. Notwithstanding anything lo the contrary in this Agreement or the Notes, in the case of any Note owned by the Purchaser or its nominee or owned by any other institutional holder who has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to the Purchaser or such subsequent holder at the address of the Purchaser set forth in
Schedule I or at such other address as the Purchaser or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for the Purchaser on Schedule I hereto or in any written notice to the Company from the Purchaser or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of the Purchaser or such holder in any bank in the United States as the Purchaser or any such subsequent holder may from time to time direct in writing. The holder of any Notes to which this Section applies agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company of the name and address of the transferee of any,Notes so transferred. With respect to Notes to which this Section applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (y) the Company shall have! received notice of the transfer of such Notes, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Company as evidence of the transfer.

          8.6. POWERS-AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 6 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

          8.7. NOTICES. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by registered or certified mail, addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you, may designate to the Company in writing, and if to the Company, delivered by hand or by overnight air courier or mailed by registered or certified mail to the Company at 11555 Dublin Boulevard, Dublin, California 94568, Vice President and Chief Financial Officer or to such other address as the Company may in writing designate to you or to a subsequent holder of the
Note initially issued to you. Any communication so addressed and mailed shall be deemed to be given four business days after deposit in the United States mail and, if delivered by hand, shall be deemed to be given when delivered, and, if sent by overnight air courier, shall be deemed to be given on the first business day following the day it was sent.

          8.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

          8.9. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, repre-sentations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

          8.10. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any, remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

          8.11. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with California law.

          8.12. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                              HEXCEL CORPORATION

                              By   /s/ D. Thomas Divird
                                   Its Vice President

Accepted as of October 1, 1988.


                              PRINCIPAL MUTUAL LIFE INSURANCE
                              COMPANY

                              By   /s/ Richard W. Waugh
                                   Its Second Vice President-Securities
                                         Investment

                              By   /s/ Steven J. Knight
                                   Its Assistant Director-Securities
                                         Investment

                                     SCHEDULE I


                                                    Principal Amount
Name and Addresses                                   of Notes to be
  of Purchasers                                        Purchased
- ------------------                                  ----------------

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY                $27,000,000
711 High Street
Des Moines, Iowa 50309
Attention:         Investment Department,
                   Securities Division,
                   Regarding Bond No. 1-B-22313


Payments

       All payments on or in respect of the
       Notes to be by bank wire transfer of
       Federal or other immediately available
       funds (identifying each payment as
       Hexcel Corporation, $30,000,000 10.12%
       Senior Notes due 1998 Bond No. 1-B-22313 principal or interest") to:

             Norwest Bank Des Moines, N.A.
             Seventh and Walnut Streets
             Des Moines, Iowa 50304

             for credit to Principal Mutual
             Life Insurance Company's Account
             No. 014752


Notices

       All notices and communications, including notices with respect to payments, and written confirmation of each such payment, to be addressed as first provided above.


Name of Nominee in which Notes are to be issued:  None


                                   SCHEDULE I
                               (to Note Agreement)

                                                    Principal Amount
Name and Addresses                                   of Notes to be
  of Purchasers                                        Purchased
- ------------------                                  ----------------

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY                $3,000,000
711 High Street
Des Moines, Iowa 50309
Attention:         Investment Department,
                   Securities Division,
                   Regarding Bond No. 1-B-22313


Payments

       All payments on or in respect of the
       Notes to be by bank wire transfer of
       Federal or other immediately available
       funds (identifying each payment as
       Hexcel Corporation, $30,000,000 10.12%
       Senior Notes due 1998 Bond No. 1-B-22313 principal or interest") to:

             Norwest Bank Des Moines, N.A.
             Seventh and Walnut Streets
             Des Moines, Iowa 50304

             for credit to Principal Mutual
             Life Insurance Company's Account
             No. 032395


Notices

       All notices and communications, including notices with respect to payments, and written confirmation of each such payment, to be addressed as first provided above.


Name of Nominee in which Notes are to be issued:  None

                              HEXCEL CORPORATION

                              10.12% Senior Note

                              Due October 1, 1998


No. R-                                                                 , 19
                                                       ----------------    ---

$

          HEXCEL CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered  assigns
                       on the first day of October, 1998
                            the principal amount of



                                                              DOLLARS ($     )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 10.12% per annum from the date hereof until maturity, payable semiannually on the first of each April and October in each year commencing April 1, 1989, and at maturity. The Company agrees to pay interest on overdue principal, premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 12.12% per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Dublin, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is one of the 10.12% Senior Notes of the Company in the aggregate principal amount of $30,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of October 1, 1988, entered into by the Company with the original purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits and security provided for thereby or referred to therein, to which Note Agreement reference is hereby made for the statement thereof.


                                    EXHIBIT A
                               (to Note Agreement)

          This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and, in such event, prepayment is required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

          The Notes are not subject to prepayment or redemption at the option of the Company prior to their maturity.

          This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                    HEXCEL CORPORATION


                                    By
                                      -------------------------------
                                      Its


THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED OR SOLD ONLY IF SO REGISTERED OR QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE.

                              HEXCEL CORPORATION

                              CLOSING CERTIFICATE


Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa 50309


Gentlemen:

      This certificate is delivered to you in compliance with the requirements of the Note Agreement dated as of October 1, 1988 (the "Agreement") entered into by the undersigned, Hexcel Corporation, a Delaware corporation (the "Company"), with you, and as an inducement to and as part of the consideration for your purchase on this date aggregating $30,000,000 principal amount of the 10.12% Senior Notes due October 1, 1998 (the "Notes") of the Company pursuant to the Agreement. The terms which are capitalized herein shall have the same meanings as in the Agreement.

      The Company represents and warrants to you as follows:

      1. SUBSIDIARIES. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and nonassessable (except directors' qualifying shares).

      2.    CORPORATE ORGANIZATION AND AUTHORITY.  The Company, and each
Subsidiary,

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary; except for such violations, none of which individually or in the aggregate have or will have a material adverse effect on the Company and its Subsidiaries.



                                    EXHIBIT B
                               (to Note Agreement)

          3. BUSINESS AND PROPERTY. You have heretofore been furnished with a copy of the Private Placement Memorandum dated August, 1988 (the "Memorandum") prepared by Merrill Lynch Capital Markets which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

          4.    FINANCIAL STATEMENTS. (a)   The consolidated balance sheets of
the Company and its Subsidiaries as of December 31 in each of the years 1983 to 1987 both inclusive, and the statements of income and retained earnings and changes in financial position for the fiscal years ended on said dates accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Arthur Andersen & Co., have been prepared in accordance with generally accepted accounting principles consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position for such periods. The unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 1988, and the unaudited statements of income and retained earnings and changes in financial position for the six-month period ended on said date prepared by the Company have been prepared in accordance with generally accepted accounting principles consistently applied (the "JUNE 30, 1988 FINANCIALS"), are correct and complete except with respect to any year-end audit adjustments, none of which individually or in the aggregate will materially adversely affect the financial position of the Company as shown thereon, and present fairly the financial position of the Company and its Subsidiaries as of said date and the results of their operations and changes in their financial position for such period.

          (b) Since December 31, 1987, there has been no change in the condition, financial or otherwise, of the Company and its Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, and changes shown on the June 30, 1988 Financials.

          5. INDEBTEDNESS. Annex B attached hereto correctly describes all Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Company and its Restricted Subsidiaries outstanding on June 30, 1988.

          6. FULL DISCLOSURE. The financial statements referred to in paragraph 4 do not, nor does the Memorandum or any other written Statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries.

          7. PENDING LITIGATION. There are no proceedings pending or, to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or
arbitration board or tribunal.   The Company is involved in lawsuits and
environmental claims involving litigation and claims incidental to its business, including involvement in various Environmental Protection Agency Superfund sites; in the opinion of the Company, it is unlikely that these lawsuits or claims individually or in the aggregate will have a material adverse effect on the Company and its Subsidiaries.

          8. TITLE TO PROPERTIES. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 except as sold or otherwise disposed of in the ordinary course of business, except for liens disclosed in notes to the financial statements referred to in paragraph 4 hereof or otherwise permitted by the Agreement.

          9. PATENTS AND TRADEMARKS. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any known conflict with the rights of others except for such violations, none of which individually or in the aggregate have or will have a material adverse effect on the Company and its Subsidiaries.

          10. SALE IS LEGAL AND AUTHORIZED. The sale and delivery of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes--

          (a) are within the corporate powers of the Company and have been duly authorized by proper corporate action on the part of the Company; and

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company.

          11. NO DEFAULTS. No Default or Event of Default as defined in the Agreement has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          12. GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

          13. TAXES. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts. The Federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1984 and no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

          14. USE OF PROCEEDS. The net proceeds from the sale of the Notes will be used to provide additional working capital and other corporate purposes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or ally regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin security" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          15. PRIVATE OFFERING. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than you and not more than 12 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended. For this purpose, the Company has relied on representations made to it by Merrill Lynch Capital Markets with respect to actions taken by or on behalf of Merrill Lynch Capital Markets.

          16. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. The consummation of the transactions provided for in the agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Internal Revenue Code. No "employee pension benefit plans," as defined in ERISA ("Plans"), maintained by the Company or any Person which is under common control with the Company within the meaning of Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of January 1, 1988, the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater than $272,000 in the aggregate.

          17. PARI PASSU. All the payment obligations of the Company arising under or pursuant to the Note Agreement and the Notes will at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of the Company.

          Dated:

                                    HEXCEL CORPORATION


                                    By
                                      -------------------------------
                                      Its

                                SUBSIDIARIES OF THE COMPANY
                                    AS OF JUNE 30, 1988




1.     RESTRICTED SUBSIDIARIES

                              Jurisdiction             Percentage of Voting Stock
  Name of                     and date of             Owned by Company, Subsidiaries
 Subsidiary                   Incorporation                and other Holders
 ----------                   -------------            ------------------------------------
Dittmer & Dacy             California: 8-22-1986       Hexcel                         100

Hexcel/Hi-Tech Corp.       Nevada: 7-30-1986           Hexcel-Minnesota               100

Hexcel International       California: 6-07-1982       Hexcel                         100

Hexcel Corp., a            Minnesota: 8-01-1983        Hexcel                         100
Minnesota Corp.            Acquired:  7-01-1987
(formerly Knytex)


2.     SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

                              Jurisdiction             Percentage of Voting Stock
  Name of                     and date of             Owned by Company, Subsidiaries
 Subsidiary                   Incorporation                and other Holders
 ----------                   -------------            ------------------------------------
Hexcel do  Brasil          Brazil: 3-20-1986           Hexcel                        > 99
Services S/D Ltd.                                      Hexcel Intl.                  <  1

Hexcel Espana              Spain: 8-14-1981            Hexcel                        > 99
                                                       Hexcel Intl.                  <  1
                                                       Witt                          <  1

Hexcel S.A.                Belgium: 6-19-1967          Hexcel                        > 99
                                                       Hexcel Intl.                  <  1

Hexcel U.K.                United Kingdom:             Hexcel                        > 99
                           12-29-1972                  Otis                          <  1

Seal Sands Chemical        United Kingdom:             Hexcel                        > 99
Co. Ltd.                   9-14-1972                   Forsyth                       <  1
                           Acquired: 10-16-1981


Hexcel Far East            California: 7-08-1974       Hexcel                      >  100

Hexcel Foreign Sales       Guam, M.I: 11-19-1984       Hexcel                         100
Corporation


                                    ANNEX A
                             (to Closing Certificate)


                              Jurisdiction             Percentage of Voting Stock
  Name of                     and date of             Owned by Company, Subsidiaries
 Subsidiary                   Incorporation                and other Holders
 ----------                   -------------            ------------------------------------

Hexcel France S.A.         France: 12-11-1956          Hexcel                        > 99
(Rezolk France)            Acquired: 12-11-1969        Witt                          <  1
                                                       Hexcel S.A.                   <  1
                                                       Hexcel Intl                   <  1
                                                       Forsyth                       <  1
                                                       Otis                          <  1
                                                       Hexcel U.K.                   <  1
                                                       O'Flaherty                    <  1

Hexcel-Genin S. A.         France: 6-27-1950           Hexcel                        > 99
                           Acquired:                   Forcione                      <  1
                           50% 11-26-1980              Genin                         <  1
                           100% 03-01-1985             Hexcel Int.                   <  1
                                                       Otis                          <  1
                                                       Spouncer                      <  1
                                                       Witt                          <  1

Hexcel GMBH                Germany: 6-06-1986          Hexcel                         100


[logo]                                                               ANNEX B
                                                                     Page 1 of 5

                                    HEXCEL CORPORATION
                              DESCRIPTION OF DEBT AND LEASES
                                          AS OF
                                       JUNE 30, 1988
- ------------------------------------------------------------------------------
DEFINITION:     Hexcel Corporation, a Delaware corporation, is defined as
                (the "Company")

1. Current Debt of the Company and its Restricted Subsidiaries outstanding on June 30, 1988, is as follows:

      Total Current Debts                                          $       -0-
      Plus:
      Current Debt Guaranteed on
      behalf of Unrestricted Subs.                                     989,255
                                                                   -----------
                                                     TOTAL.......... $ 989,255
                                                                   -----------
                                                                   -----------

2. Funded Debt of the Company and its Restricted Subsidiaries outstanding on June 30, 1988, is as follows:

      Funded Debt:  (page 2)

            Current Portion                                           $671,436

            Long-term                                               65,688,281

      Capitalized Leases: (page 3)

            Current Portion                                            235,477
            Long-term                                                2,024,499

      Guarantees of Unrestricted Subsidiaries:
     (page 4)

            Current and long-term Portion                            2,111,371
                                                                   -----------
                                                     TOTAL........ $70,731,064
                                                                   -----------
                                                                   -----------

3. Rentals due in the next 12-months on Long-Term Leases for the company and its Restricted subsidiaries outstanding on June 30, 1988, are as follows (page 5):

                                                    TOTAL......... $1,676,542
                                                                   -----------
                                                                   -----------

4. Capitalized Leases of the Company and its Restricted subsidiaries outstanding on June 30, 1988, are as follows (page 3):

                                                    TOTAL......... $2,259,976
                                                                   -----------
                                                                   -----------

                                     ANNEX B
                            (to Closing Certificate)

[logo]                                                               ANNEX B
                                                                     Page 2 of 5

                              HEXCEL CORPORATION

                                LONG-TERM DEBT
                               (Borrowed Money)

                                     AS OF
                                 JUNE 30, 1988

                                -----------Portion----------
                                 Current           Long-Term       Total
                                 -------           ---------       -----
Revolving Line of
  Credit (2 Banks)               $    -0-         $ 7,000,000     $ 7,000,000

7% Conv. Subordinated
  Debentures due 2011                 -0-          34,950,000      34,950,000

Variable Rate Demand
  Notes due - 7 Issues
  due 2007 and 2008                   -0-          18,100,000      18,100,000

Pottsville, PA:

  Note "A"                         93,334             793,329         886,663

  Note "B"                        255,170           2,308,871       2,564,041

  3% PIDA Loan                     43,377             494,654         494,654

  Mortgage                         18,532             240,260         258,792

Graham, TX                         11,023              51,167          62,190
  Mortgage

8-3/4% Notes:
  Principal Mutual Life           250,000           1,750,000       2,000,000
                                  -------           ---------       ---------
             TOTAL.............. $671,436         $65,688,281     $66,359,717
                                  -------           ---------       ---------
                                  -------           ---------       ---------

[logo]                                                               ANNEX B
                                                                     Page 3 of 5

                                             HEXCEL CORPORATION

                                                CAPITAL LEASE
                                             PRINCIPAL PAYMENTS
                                                    AS OF
                                                JUNE 30, 1988

- ---------------------------------------------------------------------------------------------------------
                                            Expiration        --------Portion--------
Location                  Description       Date of Lease     Current       Long-Term              Total
- --------                  -----------       -------------     -------       ---------              -----
Case Grande, AZ           Building 66             1990       $ 15,522      $ 236,024            $ 251,546

                          Building 73             2009         13,144        850,331              863,475

Graham, TX                Numerical
                          Controlled (NC)
                          Profilers:

                          - N/C #1*               1989         56,662           -0-                56,662

                          - N/C #2                1992         68,562        307,722              376,284

                          - N/C #3                1995         81,587        630,422              712,009
                                                           ----------     ----------           ----------
                          TOTAL............................ $ 235,477     $2,024,499           $2,259,976
                                                           ----------     ----------           ----------
                                                           ----------     ----------           ----------

                           *Adjusted to reflect timing differences.

[logo]                                                               ANNEX B
                                                                     Page 4 of 5

                              HEXCEL CORPORATION


                          GUARANTEED DEBT OUTSTANDING
                         OF UNRESTRICTED SUBSIDIARIES
                                     AS OF
                                 JUNE 30, 1988


- --------------------------------------------------------------------------------


                               -------Portion-------
Unrestricted Subsidiary     Current             Long-Term            Total
- -----------------------     -------             ---------         ----------
Hexcel S.A.               $  26,298           $ 1,911,371         $1,937,669

Hexcel Espana               288,400                   -0-            288,400

Hexcel Kunststoffe          674,557                   -0-            674,557
                            -------             ---------         ----------
       TOTAL............. $ 989,255           $ 1,911,371        $ 2,900,626
                            -------             ---------         ----------
                            -------             ---------         ----------


[logo]                                                             ANNEX B
                                                                   Page 5 of 5

                                               HEXCEL CORPORATION
                                 LEASE PAYMENTS (RENTS) DUE ON OPERATING LEASES
                                    WITH AN INITIAL TERM GREATER THAN 3 YEARS
                                                   AS OF JUNE 30, 1988



- ---------------------------------------------------------------------------------------------------------------------------------
LOCATION          DESCRIPTION       1988         1989          1990           1991              1992       1993-2002      TOTAL
- ---------------------------------------------------------------------------------------------------------------------------------
Arlington, TX     Sales Office      $  37,391    $  37,391     $  37,391      $  37,391        $311,158                  $480,723
Casa Grande, AZ   Equipment             1,910        3,821         3,821          3,821           1,910                    15,383
Casa Grande, AZ   Warehouse            22,734       34,101        34,101         11,387                                   102,303
Casa Grande, AZ   H20 Treatment           100          100           100            100             100        1,000        1,500
Cerritos, CA      Forklift              3,200        3,200         3,200          3,200             533                    13,333
COI, CA           Warehouse            51,866      103,732       103,732         46,247                                   305,577
Dublin, CA        Hexcel West         846,000      885,600       922,500        960,000       1,012,580                 4,826,800
Dublin, CA        IBM                 395,395      395,395       395,395        395,395         131,798                 1,713,378
Dublin, CA        IBM                  24,820       24,820        24,820         24,820          12,409                   111,689
Dublin, CA        IBM                  22,800       22,800        22,800         22,800           3,800                    95,000
Graham, TX        Warehouse            17,030       17,030        17,030         17,030           2,938                    10,958
Livermore, CA     Telephone            12,660       12,660        12,660          6,330                                    44,310
Phoenix, AZ       Telephone             3,417        3,417         3,417          1,424                                    11,676
S.F., CA          Telephone             2,983        5,967         5,967          5,967           2,983                    23,867
Seguin, TX        MFG Plant           117,426      117,426       117,426        117,426          58,713                   528,417
Zeeland, MI       Warehouse            47,715       48,840        48,840         48,840          36,630                   230,865
Zeeland, MI       Telephone            11,003       11,003        11,003         11,003                                    44,012
Zeeland, MI       Forklift              3,665        3,665         3,665          2,443                                    13,438
- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL..............................$1,622,115   $1,730,968    $1,767,858     $1,715,604      $1,575,373       $1,000    8,412,929
- ---------------------------------------------------------------------------------------------------------------------------------
QUALIFIED PMTS FOR PERIOD
6/30/88 - 2002 (NOT DISCOUNTED)      $811,058   $1,730,968    $1,767,868     $1,715,604      $1,575,373       $1,000    1,401,871
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------


               DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


           The closing opinion of Chapman and Cutler, special counsel to the Purchaser, called for by Section 3.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in form and substance to the Purchaser and shall be to the effect that:

          (1) The Company is a corporation, duly incorporated, legally existing and in good standing under the laws of the State of Delaware, has corporate power and authority and is duly authorized to enter into and perform the Note Agreement and to issue the Notes and incur the Indebtedness to be evidenced thereby;

          (2) The Note Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid arid binding contract and agreement of the Company enforceable in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal or equitable principles affecting the enforcement of creditors' rights generally;

          (3) The Notes have been duly authorized by proper Corporate action on the part of the Company, have been duly executed by authorized officers of the Company and delivered and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal or equitable principles affecting the enforcement of creditors' rights generally;

          (4) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution arid delivery by the Company of the Note Agreement or the Notes; and

          (5) The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement is an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and does not under existing law require the regulation of the Notes under the Securities Act of 1133, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939.

          Chapman and Cutler may rely on the opinion of Wendel, Rosen, Black, Dean & Levitan, counsel for the Company, delivered responsive to the requirements of Section 3.2 of the Note Agreement, as to all matters of California law, PROVIDED that the opinion of Chapman and Cutler shall state that the opinions of John F. O'Flaherty, Esq. and Wendel, Rosen, Black, Dean & Levitan are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchaser is justified in relying thereon. The opinion of Chapman and Cutler shall cover such other matters relating to the sale of the Notes as the Purchaser may reasonably request. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.



                                    EXHIBIT C
                               (to Note Agreement)

           DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY


      The closing opinions of John F. O'Flaherty, Esq., Vice President and Chief Counsel for the Company and Wendel, Rosen, Black, Dean & Levitan, counsel for the Company, which are called for by Section 3.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall cover the matters referred to in paragraphs 1 through 5 of Exhibit C and the opinion of John F. O'Flaherty, Esq. shall also be to the effect that:

          (1) The Company has full power and authority and is duly authorized to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except for jurisdictions in which the failure of such licensing or qualification will not, individually or in the aggregate, have a material adverse effect on the Company or its Subsidiaries;

          (2) Each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except for jurisdictions in which the failure of such licensing or qualification will not, individually or in the aggregate, have a material adverse effect on the Company or its Subsidiaries, all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable (except for directors' qualifying shares) and are owned by the Company by one or more Subsidiaries, or by the Company and one or more Subsidiaries except for Directors' qualifying shares and as may be otherwise described on Annex A; and

          (3) The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or Bylaws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

          The opinions of John F. O'Flaherty, Esq. and Wendel, Rosen, Black, Dean & Levitan shall cover such other matters relating to the sale of the Notes as the Purchaser may reasonably request. With respect to matters of fact on which such opinions are based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


                                    EXHIBIT D
                               (to Note Agreement)

                    SUBORDINATION PROVISIONS APPLICABLE TO
                           SUBORDINATED FUNDED DEBT


          (a) The indebtedness evidenced by the subordinated notes* and any renewals or extensions thereto shall at all limes be wholly subordinate and junior in right of payment to any and all indebtedness of the Company [here insert description of indebtedness to which Subordinated Funded Debt is Subordinated which in all events must include the Notes] (herein called "Superior Indebtedness"), in the manner and with the force and effect hereafter set forth:

          (1) In the event of any liquidation, dissolution or winding up of the Company or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization (in any bankruptcy or workout proceeding), or other similar proceeding relative to the Company or its property, all principal and interest owing on all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

          (2) In the event that the subordinated notes are declared or become due and payable because of the occurrence of any event of default hereunder (or under the agreement or Indenture, as appropriate) or otherwise than at the option of the Company, under circumstances when the foregoing clause
     (1) shall not be applicable, the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full all Superior Indebtedness outstanding at the time the subordinated notes so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

          (3) During the continuance of any default in the payment of either principal or interest on any Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes, if either (i) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Superior Indebtedness, provided that judicial proceedings shall be commenced with respect to such default within one hundred twenty (120) days thereafter, or (ii) judicial proceedings shall be pending in respect of such default.

          (b) The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of

- ----------------------------
* Or debentures or other designation as may be appropriate.


                                    EXHIBIT E
                               (to Note Agreement)

Superior Indebtedness may at any time require in order to prove and realize rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such notes to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

          (c) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the company or the holders of Superior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

          (d) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (i) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness and (ii) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

          (e) The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the subordinated notes, the obligation of the Company which is unconditional and absolute, to pay the Principal premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.



                                       E-2